UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CALIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Calix Stockholder,

2010 was a landmark year for Calix, and our fiscal results can be summed up in one word: Execution.

At the time of our initial public offering, we believed our business to be at an inflection point, driven by a variety of positive tailwinds and the potential for improving margins driven by increased scale, continued value engineering within our products, and tighter market fit facilitated by new product and feature introductions. Solid execution proved our beliefs to be correct, and fiscal year 2010 financial results showed solid year-over-year improvements in revenue (23%), as well as in non-GAAP gross margin (625 basis points) and non-GAAP net income (up 344%).

Complementing these financial accomplishments, we also executed well strategically. From our successful initial public offering, to establishing leadership in securing Broadband Stimulus vendor selections, to completing our purchase of Occam Networks, our first corporate acquisition as a public company, we set clear strategic goals and executed each systematically. Moreover, these accomplishments have set the stage for future growth.

As we look to 2011, we again can sum up our objectives in one word: Acceleration.

We believe the tailwinds behind our business have only grown stronger, and the acquisition of Occam Networks has provided us with a spinnaker to take advantage of these opportunities. New engineering resources are allowing us to accelerate our Unified Access network vision, providing the powerful tools our customers require to both meet broadband demand in their networks and to run their businesses more efficiently. New sales and support resources are allowing us to better cultivate our expansive footprint of over 900 communications service providers worldwide, as well as to expand into new geographies and adjacent markets.

The opportunity in front of Calix continues to strengthen as digital content continues to move to the cloud and broadband enabled devices continue to proliferate among consumers and businesses. We believe Calix sits squarely between these two trends, providing communications service providers with both an expansive portfolio of systems and software that allows them to connect their subscribers to this growing array of rich content, as well as a business model that is designed to encourage their success.

We executed well in 2010, and we believe we’ve put the pieces in place for acceleration in 2011. We thank you for your support as we take the opportunity to build a great company.

Sincerely,

Carl Russo, President and CEO, Calix

CALIX, INC.

1035 N. McDowell Boulevard

Petaluma, California 94954

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 25, 2011

To the Stockholders of Calix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (“Annual Meeting”) of Calix, Inc., a Delaware corporation (the “Company”), will be held on May 25, 2011, at 10:00 a.m. local time, at the Sheraton Sonoma County Hotel located at 745 Baywood Drive, Petaluma, California 94954, for the following purposes:

1.	To elect two directors to hold office until the 2014 annual meeting of stockholders or until their successors are elected;

2.	To approve on a non-binding, advisory basis the compensation of the Company’s named executive officers, or NEOs as disclosed in the Proxy Statement accompanying this notice (the “Proxy Statement”) pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);

3.	To approve on a non-binding, advisory basis whether a Say-on-Pay vote should occur every one year, every two years or every three years;

4.	To ratify the selection, by the audit committee of the Company’s Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2011; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement. Only stockholders who owned our common stock at the close of business on April 4, 2011 can vote at this meeting or any adjournments that take place.

Our Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs as described in Proposal No. 2 of the Proxy Statement, for ONE YEAR, on a non-binding, advisory basis, as the frequency of the Say-on-Pay vote as described in Proposal No. 3 of the Proxy Statement, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 4 of the Proxy Statement.

For our Annual Meeting, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, our stockholders will not receive paper copies of our proxy materials, unless they specifically so choose. In accordance with the rules of the Securities and Exchange Commission, we are sending a Notice of Internet Availability of Proxy Materials on or about April 11, 2011 to our stockholders of record as of the close of business on April 4, 2011. We are also providing access to our proxy materials over the Internet beginning on that date.

The Notice of Internet Availability of Proxy Materials contains instructions for accessing the proxy materials, including the Proxy Statement and our annual report, and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper or

e-mail copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will significantly reduce our printing and mailing costs and the environmental impact of the proxy materials.

The Notice of Internet Availability of Proxy Materials also provides the date, time and location of the Annual Meeting; the matters to be acted upon at the meeting and the Board of Directors’ recommendation with regard to each matter; a toll-free number, an e-mail address and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our annual report to stockholders and a form of proxy relating to the Annual Meeting; information on how to access the form of proxy; and information on how to attend the meeting and vote in person.

If you receive a Notice of Internet Availability of Proxy Materials by mail and do not receive, but would like to receive, a printed or e-mailed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

You are cordially invited to attend the Annual Meeting, but whether or not you expect to attend in person, to ensure that your vote is recorded, you should vote and submit your proxy over the Internet following the voting procedures described in the Notice of Internet Availability of Proxy Materials. In addition, if you have requested or received a paper or email copy of the proxy materials, you can vote and submit your proxy over the telephone or by signing, dating and returning the proxy card sent to you. We encourage you to vote and submit your proxy by any of these methods even if you currently plan to attend the Annual Meeting. By doing so, you will ensure that your shares are represented and voted at the Annual Meeting.

By Order of the Board of Directors

Michael Ashby

Chief Financial Officer and Secretary

Petaluma, California

April 11, 2011

CALIX, INC.

1035 N. McDowell Boulevard

Petaluma, California 94954

PROXY STATEMENT

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2011

The Board of Directors of Calix, Inc. is soliciting your proxy to vote at the Annual Meeting of Stockholders to be held on May 25, 2011, at 10:00 a.m., local time, and any adjournment or postponement of that meeting (the “Annual Meeting”). The Annual Meeting will be held at the Sheraton Sonoma County Hotel located at 745 Baywood Drive, Petaluma, California 94954.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 4, 2011 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. On or about April 11, 2011, we are making this Proxy Statement available on the Internet and are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials within three business days of request.

The only voting securities of Calix, Inc. are shares of common stock, $0.025 par value per share (the “common stock”), of which there were 45,266,723 shares outstanding as of the Record Date (excluding any treasury shares). We need the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, to hold the Annual Meeting.

In this Proxy Statement, we refer to Calix, Inc. as the “Company,” “Calix”, “we” or “us” and the Board of Directors as the “Board”. When we refer to Calix’s fiscal year, we mean the twelve-month period ending December 31 of the stated year.

The Company’s Annual Report to Stockholders, which contains consolidated financial statements for fiscal year 2010, accompanies this Proxy Statement. You also may obtain a copy of the Company’s Annual Report on Form 10-K for fiscal year 2010 that was filed with the Securities and Exchange Commission (the “SEC”), without charge, by writing to our Investor Relations department at the above address. The Company’s Annual Report on Form 10-K is also available in the “SEC Filings” section of our website at http://investor-relations.calix.com/. It is also available free of charge at the SEC’s web site at www.sec.gov.

THE PROXY PROCESS AND STOCKHOLDER VOTING

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 4, 2011 will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 45,266,723 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 4, 2011, your shares were registered directly in your name with Calix’s transfer agent, BNY Mellon Shareowner Services (“BNY Mellon”), then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted we urge you to vote by proxy on the Internet as instructed below or, if you properly request and receive a proxy card by mail or e-mail, over the telephone or by signing, dating and returning the proxy card sent to you.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on April 4, 2011, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on:

•	the election of two Class I directors to hold office until our 2014 Annual Meeting of Stockholders;

•

the approval on a non-binding, advisory basis of the compensation of Calix’s named executive officers, or NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC (“Say-on-Pay”);

•	the approval on a non-binding, advisory basis of whether a Say-on-Pay vote should occur every one, every two or every three years; and

•	the ratification of the selection by the audit committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How does the Board recommend I vote on the Proposals?

The Board recommends that you vote:

•	FOR each of the Class I director nominees named in this Proxy Statement;

•	FOR the approval, on a non-binding, advisory basis of the compensation of our NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC;

•	For ONE YEAR for the approval on a non-binding, advisory basis of whether a Say-on-Pay vote should occur every one, two or three years; and

•	FOR the ratification of the selection by the audit committee of the Board of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

How do I vote?

You may vote via the Internet as described on the Notice of Internet Availability of Proxy Materials. In addition, if you have requested and received a paper or e-mail copy of the proxy materials, you can vote over the telephone or by signing, dating and returning the proxy card sent to you. To use a particular voting procedure, follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card that you request and receive by mail or e-mail, as applicable.

For the election of directors, you may either vote “For” the two nominees or you may “Withhold” your vote for all or for any nominee you specify. For the approval on a non-binding, advisory basis as to the frequency of a Say-on-Pay vote, you may vote for “One Year,” “Two Years,” “Three Years” or abstain from voting. For any other matter to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy over the Internet or, if you properly request and receive a proxy card by mail or e-mail, over the telephone or by signing, dating and returning the proxy card sent to you. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote over the Internet, follow the instructions provided on the Notice of Internet Availability of Proxy Materials.

•	To vote by telephone you may vote by proxy by calling the toll free number found on the proxy card that you properly request and receive by mail or e-mail.

•

If you have properly requested and received a proxy card by mail or e-mail, and wish to vote by mail, simply complete, sign and date the proxy card and return it promptly. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Who counts the votes?

BNY Mellon has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet or by telephone, BNY Mellon will access and tabulate your vote electronically, and if you have requested and received proxy materials via mail or e-mail and choose to sign and mail your proxy card, your executed proxy card is returned directly to BNY Mellon for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in “street name,” as applicable) returns one proxy card to BNY Mellon on behalf of all its clients.

What is the required vote and how are votes counted?

With respect to Proposal No. 1, the election of directors, directors will be elected by a plurality of the votes cast, which means that the two nominees receiving the highest number of “For” votes will be elected. Abstentions will have no effect with regard to this proposal, because approval of a percentage of shares present or outstanding is not required for this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal No. 2, the Say-On-Pay vote, the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal is required for approval. Because your vote on Proposal No. 2 is advisory, it will not be binding on the Board, the compensation committee of the Board or Calix. However, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal No. 3, the frequency of a Say-On-Pay vote, the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal is required for approval. You may vote to approve, on an advisory basis, the frequency of a Say-On-Pay vote every one year, every two years or every three years, or you may abstain from voting on this proposal. With respect to this item, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. However, as your vote on this proposal is advisory and will not be binding on the compensation committee of the Board, the Board or Calix, the Board may decide that it is in the best interests of Calix and its stockholders to hold a stockholder advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

With respect to Proposal No. 4, the ratification of the selection of our independent registered public accounting firm, requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

If stockholders abstain from voting, including brokers holding their clients’ shares of record who cause abstentions to be recorded, these shares will be considered present and entitled to vote at the Annual Meeting and will be counted towards determining whether or not a quorum is present.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in the absence of such direction, in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ proxies in their own discretion as to certain “routine” proposals, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. If a broker votes shares that are not voted by its clients for or against a “routine” proposal, those shares are considered present and entitled to vote at the Annual Meeting. Those shares will be counted towards determining whether or not a quorum is present. Those shares will also be taken into account in determining the outcome of all of the proposals. However, where a proposal is not “routine,” a broker who has received no instructions from its client generally does not have discretion to vote its clients’ uninstructed shares on that proposal. When a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, the missing votes are referred to as “broker non-votes.” Those shares would be considered present for purpose of determining whether or not a quorum is present, but would not be considered entitled to vote on the proposal. Those shares would not be taken into account in determining the outcome of the non-routine proposal.

Under the NYSE rules, Proposals 1, 2 and 3 are “non-routine” matters. Because brokers cannot vote “uninstructed” shares on behalf of their customers for “non-routine” matters, it is important that stockholders vote their shares.

BNY Mellon will separately count “For” and “Withhold” votes with respect to Proposal No. 1, “For” and “Against” votes and abstentions with respect to Proposal No. 2, “One Year,” “Two Year” and “Three Year” votes and abstentions with respect to Proposal No. 3, and “For” and “Against” votes, abstentions and broker non-votes with respect to Proposal No. 4.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 4, 2011.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the Annual Meeting.

How do I vote via Internet or telephone?

You may vote by proxy via the Internet by following the instructions provided on the Notice of Internet Availability of Proxy Materials. You may also vote by proxy over the telephone by calling the toll free number found on the proxy card which will be sent to you by mail or e-mail if you properly so request. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for eligible stockholders of record will close at 11:59 p.m. Eastern Time on May 24, 2011. The giving of such a telephonic or Internet proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

What if I return a proxy card but do not make specific choices?

If you have properly requested and received a proxy card by mail or e-mail, and we receive a signed and dated proxy card that does not specify how your shares are to be voted, your shares will be voted “For” the election of each of the two nominees for director, “For” the approval, on a non-binding and advisory basis, of the compensation of Calix’s NEOs as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, for “One Year” with respect to the approval, on a non-binding and advisory basis, of the frequency of the Say-on-Pay vote and “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability of Materials or one set of materials?

If you receive more than one Notice of Internet Availability of Materials or one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must follow the instructions for voting on the Internet on the Notice of Internet Availability of Proxy Materials or proxy cards you receive via mail or e-mail pursuant to your request, which include voting over the Internet, telephone or by signing and returning any of the proxy cards you request and receive.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954.

•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How will voting on any business not described in this Proxy Statement be conducted?

We are not aware of any business to be considered at the Annual Meeting other than the items described in this Proxy Statement. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 13, 2011, to Calix’s Corporate Secretary at 1035 N. McDowell Boulevard, Petaluma, California 94954. If you wish to submit a proposal that is not to be included in next year’s proxy materials pursuant to the SEC’s shareholder proposal procedures or nominate a director, you must do so between January 26, 2012 and February 25, 2012; provided that if the date of the annual meeting is earlier than April 25, 2012 or later than July 24, 2012, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person or represented by proxy at the Annual Meeting. On the Record Date, there were 45,266,723 shares outstanding and entitled to vote. Accordingly, 22,633,362 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Certificate of Incorporation provides that the Board shall be divided into three classes, with the directors in each class having a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of eight directors, divided into the three following classes:

•	Class I directors: Michael Matthews and Thomas Pardun; whose current terms will expire at the Annual Meeting;

•	Class II directors: Michael Ashby, Michael Flynn and Carl Russo; whose current terms will expire at the annual meeting of stockholders to be held in 2012; and

•	Class III directors: Michael Everett, Adam Grosser and Don Listwin; whose current terms will expire at the annual meeting of stockholders to be held in 2013.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

The Nominating and Corporate Governance Committee of the Board recommended, and the Board of Directors approved, Michael Matthews and Thomas Pardun as nominees for election to the Board at the Annual Meeting. Mr. Pardun, who currently holds one of the Class I positions, was appointed to the Board on February 22, 2011 pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Ocean Sub I, Inc., a direct, wholly owned subsidiary of Calix, Ocean Sub II, LLC, a second direct, wholly owned subsidiary of Calix, and Occam Networks, Inc., a Delaware corporation (“Occam”), whereby Calix completed its acquisition of Occam on February 22, 2011. Mr. Pardun filled the vacancy on the Board created by the previous resignation of Michael Marks, who previously held one of the Class I positions. Each of Messrs. Pardun and Matthews have been nominated to serve as Class I directors, and have elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. The Board expects all nominees named below to be available for election. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the 2011 Annual Meeting of Stockholders
Michael Matthews	54	Director	2010
Thomas Pardun	67	Director	2011
Class II Directors whose terms expire at the 2012 Annual Meeting of Stockholders
Michael Ashby	62	Executive Vice President, Chief Financial Officer and Director	2006
Michael Flynn (1)(2)	62	Director	2004
Carl Russo	54	President, Chief Executive Officer and Director	1999
Class III Directors for election at the 2013 Annual Meeting of Stockholders
Michael Everett (2)(3)	62	Director	2007
Adam Grosser (2)(3)	50	Director	2009
Don Listwin (1)	52	Director and Chairman of the Board	2007

(1)	Member of the Compensation Committee of the Board.

(2)	Member of the Audit Committee of the Board.

(3)	Member of the Nominating and Corporate Governance Committee of the Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors. Our objective is to assemble a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in various areas further described below.

Nominees for Election to a Three-Year Term Expiring at the 2014 Annual Meeting of Stockholders

Michael Matthews has served on Calix’s board of directors since December 2010. Mr. Matthews has served as Head of Strategy and Business Development at Nokia Siemens Networks since September 2008 and has directed the company’s strategic planning and investments, mergers and acquisitions program and strategic alliances and partnerships since September 2008. From February 2003 to January 2008, Mr. Matthews served as Chief Marketing Officer at Amdocs Inc. From September 1999 to March 2002 he served as the Executive Vice President, Sales & Marketing, at Groove Networks, a privately held software company which was acquired by Microsoft Corporation. Prior to this, he served in leadership positions across technology companies in the United States and Australia such as Platinum Technology, Inc. a database management software company which was acquired by Computer Associates, Inc., Sterling Software, a software company which was acquired by Computer Associates, Inc., and Digital Equipment Corporation, which was acquired by Compaq Computer Corporation. Mr. Matthews has a degree in Civil Engineering from the University of Queensland, Australia. Mr. Matthews brings to Calix’s board of directors 30 years of experience in the technology industry, and a strong background in telecommunications, software, technology and innovation.

Thomas Pardun has served on Calix’s board of directors since February 2011. Mr. Pardun has served as chairman of the board of directors of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets, since March 2007. He previously served as chairman of Western Digital from January 2000 to November 2001, and he has served as a director of Western Digital since January 1993. In July 2000, Mr. Pardun retired as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services, and wireless communications. Prior to that, he served as president and chief executive officer of US West Multimedia Communications, Inc. and held numerous other executive positions with US West. Prior to joining US West, Mr. Pardun was president of the Central Group for Sprint as well as president of Sprint’s West Division. He also served as senior vice president of United Telecommunications, a predecessor company to Sprint. Mr. Pardun spent the first 19 years of his career at IBM. Mr. Pardun served on the board of directors of Occam Networks, Inc. from September 2004 to February 2011. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corporation, Finisar Corporation and MaxLinear, Inc., each a publicly-held company. Mr. Pardun received a B.B.A. in economics and marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College. Mr. Pardun brings to Calix’s board of directors his expertise as an executive in the telecommunications industry, a comprehensive knowledge of information systems and telecommunications and experience serving as a director for other public companies, including Occam Networks, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Michael Ashby has served on Calix’s board of directors since January 2006. Since March 2011, Mr. Ashby has served as Calix’s executive vice president and chief financial officer, a position which he also held from December 2002 to April 2008. From November 1999 to July 2001, Mr. Ashby served as vice president of finance of Cisco. From February 1999 to October 1999, Mr. Ashby served as chief financial officer of Cerent Corporation. From September 1997 to January 1999, Mr. Ashby served as executive vice president and chief financial officer of Ascend Communications Inc., which was acquired by Lucent Technologies, Inc. Prior to that, Mr. Ashby served as chief financial officer of Pacific Telesis Enterprise Group, a division of Pacific Telesis Group, Inc. which was later acquired by SBC Communications. Mr. Ashby has also served as chief executive officer of Network Systems Corporation and served in a senior management position at Teradata Corporation. During the past five years, Mr. Ashby formerly served on the board of directors of Sierra Monolithics, Inc., a privately-held fabless mixed signal design company for communications systems. He currently serves on the board of directors of Canary Foundation, including as chairman of the audit committee. Mr. Ashby brings to Calix’s board of directors expertise in finance as well as over 20 years of experience in financial management and investor relations for both public and privately-held technology companies.

Michael Flynn has served on Calix’s board of directors since July 2004. From June 1994 until his retirement in April 2004, Mr. Flynn served in various capacities at Alltel Corporation, a telecommunications provider. His most recent position at Alltel Corporation was group president. Mr. Flynn currently serves on the board of directors of Airspan Networks Inc., a publicly-held vendor of wireless products and solutions, and iLinc Communications, Inc., a publicly-held provider of web conferencing software and services including as a member of the audit committee and the compensation committee of each. He is a member of the board of directors, and audit and compensation committees, of Atlantic Tel-Networks, a publicly-held, diversified telecommunications services provider, and he is owner and president of Deli Planet Inc., a privately-held company. During the past five years, Mr. Flynn formerly served on the board of directors of WebEx Communications, Inc. and Equity Media Holdings Corporation, each a publicly-held company, and GENBAND Inc., a privately-held company. Mr. Flynn served on the audit committee and the compensation committee of WebEx Communications, Inc. and the governance committee and the compensation committee of Equity Media Holdings Corporation, and was chairman of the compensation committee of GENBAND Inc. Mr. Flynn holds a Bachelor of Science degree in Industrial Engineering from Texas A&M University. Mr. Flynn brings to Calix’s board of directors extensive experience in advising and managing companies in the technology and telecommunications industries. He also has expertise in public company corporate governance.

Carl Russo has served as Calix’s president and chief executive officer since December 2002 and as a member of the company’s board of directors since December 1999. From November 1999 to May 2002, Mr. Russo served as vice president of optical strategy and group vice president of optical networking of Cisco.

From April 1998 to October 1999, Mr. Russo served as president and chief executive officer of Cerent Corporation, which was acquired by Cisco. From April 1995 to April 1998, Mr. Russo served in various capacities, most recently as chief operating officer, at Xircom, Inc., which was acquired by Intel Corporation. Previously, Mr. Russo served as senior vice president and general manager for the hyperchannel networking group of Network Systems Corporation and as vice president and general manager of the data networking products division of AT&T Paradyne Corporation. Mr. Russo serves on the board of directors of Vital Network Services, Inc., a private company delivering network lifecycle services. During the past five years, Mr. Russo also served on the board of directors of the Alliance for Telecommunications Industry Solutions, a telecommunications standards organization. Mr. Russo attended Swarthmore College and serves on its board of managers. As Calix’s president and chief executive officer, Mr. Russo brings expertise and knowledge regarding the company’s business and operations to Calix’s board of directors. He also brings to Calix’s board of directors an extensive background in the telecommunications and networking technology industries.

Directors Continuing in Office Until the 2013 Annual Meeting of Stockholders

Michael Everett has served on Calix’s board of directors since August 2007. From May 2007 until his retirement in December 2008, Mr. Everett served as vice president of finance at Cisco. From April 2003 to May 2007, Mr. Everett was chief financial officer of WebEx Communications, Inc., a web collaboration service provider that was acquired by Cisco. From 2001 to 2003, Mr. Everett served as chief financial officer of Bivio Networks, Inc., a network appliance company. In 2001, Mr. Everett served as chief financial officer of VMware, Inc., an infrastructure software company. From February 1997 to November 2000, Mr. Everett served as executive vice president and chief financial officer of Netro Corporation. Mr. Everett served in several senior management positions at Raychem Corporation from 1987 through 1996, including senior vice president and chief financial officer from August 1988 to August 1993. Before joining Raychem Corporation, Mr. Everett served as a partner of Heller, Ehrman, White & McAuliffe LLC. During the past five years, Mr. Everett formerly served on the board of directors of Broncus Technologies, Inc., a privately-held medical technology company, including as chairman of the audit committee and member of the compensation committee. He also served on the board of directors of the Northern California and Northern Nevada chapter of the Alzheimer’s Association, a non-profit organization, and Self-Help for the Elderly, a non-profit organization. Mr. Everett holds a Juris Doctor degree from the University of Pennsylvania Law School and a Bachelor of Arts degree in History from Dartmouth College. Mr. Everett is licensed to practice law in California and in New York and was named chief financial officer of the year by San Francisco Business Times in 2007. Mr. Everett brings to Calix’s board of directors his background as a lawyer as well as over 30 years of experience in senior management and financial operations at communications technology companies.

Adam Grosser has served on Calix’s board of directors since May 2009. Since February 2011, Mr. Grosser has served as a Managing Director and Group Head of Silver Lake Kraftwerk, a division of global private investment firm Silver Lake, which focuses on investments in growth companies in the energy and resources sectors. From September 2000 until October 2010, Mr. Grosser served as a general partner of Foundation Capital, a venture capital firm. From May 1996 to May 1999, Mr. Grosser was president of the subscriber networks division at Excite@Home. From December 1993 to January 1996, Mr. Grosser served as co-founder, president and chief executive officer of Catapult Entertainment, Inc. From August 1984 to November 1993, Mr. Grosser served in engineering and management capacities at Apple Computer, Lucasfilm Ltd. and Sony Corporation of America. During the past five years, Mr. Grosser formerly served on the boards of directors of Control4 Corporation, Conviva, Inc., GridIron Systems Inc., Numerate, Inc., Sentient Energy, Inc., SiBEAM, Inc. and Silver Spring Networks, Inc., each a privately-held company, as well as EnerNOC, Inc., Rohati Systems, Inc., which was acquired by Cisco, and Naverus, Inc., which was acquired by GE Aviation. Mr. Grosser holds a Master of Science degree in Engineering, a Master of Business Administration degree and a Bachelor of Science degree in Design Engineering from Stanford University. Mr. Grosser brings to the Calix board of directors extensive experience in advising technology startup companies as well as counseling boards of directors and senior management regarding corporate governance, compliance and business operations.

Don Listwin has served on Calix’s board of directors since January 2007 and has served as chairman of the board of directors since July 2007. In October 2004, Mr. Listwin founded Canary Foundation, a non-profit organization devoted to the early detection of cancer, and has since then served as its chairman. From January 2008 to January 2009, Mr. Listwin served as chief executive officer of Sana Security, Inc., a security software company, which was acquired by AVG Technologies. From September 2000 to October 2004, Mr. Listwin served as chief executive officer of Openwave Systems Inc., a leader in mobile internet infrastructure software. From August 1990 to September 2000, he served in various capacities at Cisco, most recently as executive vice president. Mr. Listwin currently serves on the board of directors of Clustrix Inc., Sana Security, Inc., Genologics Life Sciences Software Inc. and Stratos Product Development LLC, each a privately-held company. During the past five years, Mr. Listwin formerly served on the board of directors of Isilon Systems, Inc., Openwave Systems Inc., TIBCO Software Inc., Redback Networks, Inc., Software.com Pty Ltd., Phone.com LLC and E-Tek Dynamics Inc., each a publicly-held company. Mr. Listwin is a member of the board of trustees of the Fred Hutchinson Cancer Research Center, a non-profit organization, the board of scientific advisors of the National Cancer Institute, a research and development center, and the board of directors of the Public Library of Science, a non-profit organization. Mr. Listwin holds an honorary Doctorate of Law degree from the University of Saskatchewan and a Bachelor of Science degree in Electrical Engineering from the University of Saskatchewan. Mr. Listwin brings over 30 years of experience in the networking industry to Calix’s board of directors.

Executive Officers

The following is biographical information for our executive officers not discussed above.

Name	Age	Position(s)
Tony Banta	63	Senior Vice President, Global Manufacturing and Supply
John Colvin	47	Vice President, Field Operations for the Americas
Kevin Pope	53	Senior Vice President, Product Development
Roger Weingarth	56	Executive Vice President and Chief Operating Officer

Tony Banta has served as Calix’s senior vice president of global manufacturing and supply since April 2009. From July 2007 to April 2009, Mr. Banta served as Calix’s vice president of manufacturing. From September 2005 to July 2007, Mr. Banta served as Calix’s director of global supply chain management. From September 1995 to June 2005, Mr. Banta served in various capacities at Cisco, including vice president of worldwide operations. From March 1993 to September 1995, Mr. Banta served as vice president of manufacturing at Grand Junction Networks, Inc. Previously, Mr. Banta served in senior management positions, including vice president of manufacturing at Vitalink Communications Corporation and Teledyne MEC. Mr. Banta holds a Master of Business Administration degree from Golden Gate University, a Master of Science Degree in Aeronautical Engineering from Wichita State University and a Bachelor of Science degree in Aeronautics from San Jose State College. Mr. Banta also served ten years in the United States Air Force.

John Colvin has served as Calix’s vice president of field operations for the Americas since March 2004. From November 1999 to March 2004, Mr. Colvin served in numerous leadership positions at Cisco, including senior director of business development and operations director in service provider sales. From January 1999 to October 1999, Mr. Colvin served as director of national carrier sales of Cerent Corporation. Previously, Mr. Colvin served in various capacities at Alcatel S.A. for eight years, most recently as account vice president for AT&T. Before that, Mr. Colvin worked as an engineer at Rockwell International Corporation and NEC America, Inc. Mr. Colvin holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

Kevin Pope has served as Calix’s senior vice president of product development since January 2009. From September 2005 to January 2009, Mr. Pope served as vice president of engineering of Hammerhead Systems, Inc., a metro Ethernet aggregation switching equipment company. In September 1999, Mr. Pope founded Mahi Networks, Inc., a core network integrated time division multiplexing/data switching equipment company, and served as its vice president of engineering until September 2005. From June 1988 to September 1999, Mr. Pope

served as vice president of development engineering of Applied Digital Access, Inc. Mr. Pope holds a Master of Business Administration degree from San Diego State University, a Master of Science degree in Electrical Engineering and Computer Science from the University of California, Berkeley and a Bachelor of Science degree in Electrical Engineering from the University of Minnesota.

Roger Weingarth has served as Calix’s executive vice president and chief operating officer since July 2007. From February 2006 to July 2007, Mr. Weingarth served as Calix’s senior vice president of product and manufacturing operations and from March 2003 to February 2006, as Calix’s vice president of operations. From March 2002 to March 2003, Mr. Weingarth served as president and chief executive officer of Arista Networks, Inc. From June 1998 to February 2002, Mr. Weingarth served as president and chief operating officer of Optical Solutions, Inc. Previously, Mr. Weingarth served in senior management roles at Centron DPL Company, Inc., Switched Network Technologies, Inc., Network Systems Corporation and AT&T/NCR Corporation. Mr. Weingarth holds a Master of Business Administration degree from the University of Minnesota and a Bachelor of Arts degree in Business Administration from Bethel College.

Independence of the Board of Directors

The NYSE prescribes independence standards for companies listed on the NYSE, including Calix. These standards require a majority of the Board to be independent. They also require every member of the audit committee, compensation committee and nominating and corporate governance committee of the Board to be independent. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with us. On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire which requires disclosure of any transactions with us in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. We also review our relationship to any entity employing a director or on which the director currently serves as a member of the Board.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her immediate family members, and Calix, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of Calix’s directors are independent directors within the meaning of the applicable NYSE standards, except for Mr. Russo, Calix’s current president and chief executive officer, and Mr. Ashby, Calix’s current executive vice president and chief financial officer. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of the applicable NYSE standards.

Information Regarding the Board of Directors and its Committees

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board is responsible for general oversight of risks and regularly reviews information regarding Calix’s risks, including credit risks, liquidity risks and operational risks. The compensation committee of the Board is responsible for overseeing the management of risks relating to Calix’s executive compensation plans and arrangements. The audit committee of the Board is responsible for overseeing management of Calix’s risks relating to accounting matters, financial reporting and legal and regulatory compliance. The nominating and corporate governance committee of the Board is responsible for overseeing management of Calix’s risks associated with the independence of the board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

Leadership Structure of the Board

In accordance with Calix’s bylaws, the Board appoints Calix’s officers, including the chief executive officer. The Board does not have a policy on whether the role of the chairman and chief executive officer should be separate and, if it is to be separate, whether the chairman should be selected from the non-employee directors or be an employee and if it is to be combined, whether a lead independent director should be selected. However, the Board is committed to good corporate governance practices and values independent board oversight as an essential component of strong corporate performance. For example, six of Calix’s eight directors qualify as independent according to the rules and regulations of the NYSE. In March 2011, the Board undertook a review of the independence of each director and considered whether any director has a material relationship with Calix that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, the Board determined that Messrs. Everett, Flynn, Grosser, Listwin, Matthews and Pardun, representing six of Calix’s eight directors, are independent directors as defined under the listing requirements of the NYSE, constituting a majority of independent directors of the Board as required by the NYSE rules. In addition, Calix’s corporate governance guidelines require that the directors meet in executive session without management directors or management present on a regularly scheduled basis, but not less than two times a year. Also, Calix’s nominating and corporate governance committee periodically reviews and recommends to the Board the leadership structure of the Board. Currently, Calix separates the roles of chief executive officer and chairman in recognition of the differences between the two roles. The chief executive officer is responsible for setting the strategic direction for, and the day-to-day leadership and performance of, Calix, while the chairman provides guidance to the chief executive officer and management and sets the agenda for Board meetings and presides over meetings of the full Board. Mr. Russo, Calix’s chief executive officer, and Mr. Ashby, Calix’s chief financial officer, are employees of Calix and are therefore not “independent” under the rules of the NYSE. Mr. Listwin, Calix’s chairman, is an independent director, as defined under the rules of the NYSE. The Board believes that the current board leadership structure is best for Calix and its stockholders at this time.

Board Committees

Calix’s board of directors has established an audit committee, a compensation committee and a nominating and governance committee, each of which have the composition and responsibilities described below.

Audit Committee

Calix’s audit committee is comprised of Messrs. Everett, Flynn and Grosser, each of whom is a non-employee member of the Board. Mr. Everett is the audit committee chairman and is the audit committee financial expert, as currently defined under the SEC rules. The Board has determined that each of Messrs. Everett, Flynn and Grosser is independent within the meaning of the applicable SEC rules and the listing standards of the NYSE.

Calix’s audit committee oversees its corporate accounting and financial reporting process. Among other matters, the audit committee evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fee; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of Calix’s quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on Calix’s engagement team as required by law; reviews Calix’s critical accounting policies and estimates; oversees the internal audit function and annually reviews the audit committee charter and the committee’s performance. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the audit committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Compensation Committee

The current members of Calix’s compensation committee are Messrs. Flynn and Listwin, each of whom is a non-employee member of the Board. Mr. Flynn is the compensation committee chairman. The Board has determined that each of the directors serving on the compensation committee is independent within the meaning of the listing standards of the NYSE.

Calix’s compensation committee reviews and recommends policies relating to compensation and benefits of Calix officers and employees. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of the chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of stock options and other awards under Calix stock plans. The compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to a subcommittee of the compensation committee, but only to the extent consistent with Calix’s certificate of incorporation and bylaws, Section 162(m) of the Internal Revenue Code of 1986 (to the extent applicable), NYSE rules and other applicable law. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A copy of the compensation committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Nominating and Corporate Governance Committee

Calix’s nominating and corporate governance committee consists of Messrs. Grosser, Listwin and Everett, each of whom is a non-employee member of the Board. Mr. Grosser is the chairman of the nominating and corporate governance committee. Calix’s board of directors has determined that each of the directors serving on the nominating and corporate governance committee is independent within the meaning of the listing standards of the NYSE.

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of the Board. In addition, the nominating and corporate governance committee is responsible for overseeing Calix’s corporate governance guidelines and reporting and making recommendations concerning governance matters. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and the New York Stock Exchange. A copy of the nominating and corporate governance committee charter is available to security holders in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

Calix’s nominating and corporate governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. Calix does not have a formal diversity policy, but does consider diversity to be a relevant consideration in the process of evaluating and identifying director candidates. To that end, in evaluating the suitability of individual candidates (both new candidates and current board members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: diversity of personal background, perspective and experience; personal and professional integrity, ethics and values; experience in corporate management, operations or finance, such as serving as an officer or former officer of a publicly-held company; experience in Calix’s industry and with relevant social policy concerns; experience as a board member of another publicly-held company; academic expertise in an area of Calix’s operations; diversity of business or career experience relevant to the success of Calix; and practical and mature business judgment. Calix’s board of directors evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Calix has from time to time engaged Gottenberg Associates LLC, a third party executive search agency, to identify, evaluate or assist in identifying potential nominees, including most recently with respect to the identification and evaluation of Michael Matthews as a director candidate prior to his election to the Board in December 2010. Calix may engage Gottenberg Associates LLC or other third parties for such purposes in the future.

The policy of the nominating and corporate governance committee of the Board is to consider properly submitted director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma California 94954. The presiding officer at the applicable annual meeting may, if the facts warrant, determine that a nomination was not properly made in accordance with the foregoing, in which case the defective nomination may be disregarded.

Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met 11 times during fiscal year 2010. The audit committee of the Board met eight times, the compensation committee of the Board met six times and the nominating and corporate governance committee of the Board met one time during fiscal year 2010. During 2010, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, except for (1) Michael Marks, who did not attend three of the eleven Board meetings and three of the six compensation committee meetings that were held prior to his resignation in December 2010, and (2) Paul Ferris, who did not attend two of the six Board meetings that were held prior to his resignation in July 2010.

We encourage all of our directors and nominees for director to attend our Annual Meeting of stockholders. This will be our first annual meeting of stockholders as a public company.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of Calix’s Corporate Secretary, at 1035 N. McDowell Boulevard, Petaluma, California 94954. Calix’s Corporate Secretary will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

None of the members of Calix’s compensation committee is or has at any time during the past year been an officer or employee of Calix. None of Calix’s executive officers currently serves or in the past year has served as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving on Calix’s board of directors or compensation committee.

Risk Assessment and Compensation Practices

Calix’s management assessed and discussed with the compensation committee Calix’s compensation policies and practices for its employees as they relate to risk management and, based upon this assessment, Calix believes that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on Calix in the future.

Calix’s employees’ base salaries are fixed in amount and thus Calix does not believe that they encourage excessive risk-taking. While performance-based cash bonuses and sales commissions focus on achievement of short-term or annual goals, which may encourage the taking of short-term risks at the expense of long-term results, Calix believes that its internal controls help mitigate this risk and Calix’s performance-based cash bonuses and sales commissions are limited, representing a small portion of the total compensation opportunities available to most employees. Calix also believes that its performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus employees on specific short-term goals important to the company’s success, and do not encourage unnecessary or excessive risk-taking.

A significant proportion of the compensation provided to Calix employees, and nearly all of the compensation provided to Mr. Russo, is in the form of long-term equity-based incentives that are important to help further align Calix’s employees’ interests with those of its stockholders. Calix does not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to Calix’s stock price.

The statements regarding the risks arising from Calix’s compensation policies and practices contain forward-looking statements that involve substantial risks and uncertainties. Calix has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Calix believes may affect its financial condition, results of operations, business strategy and financial needs.

PROPOSAL NO. 2

APPROVAL ON A NON-BINDING, ADVISORY BASIS OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”)

We are seeking an advisory vote from our stockholders to approve the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

The compensation committee of the Board, with assistance from external compensation consultants, has structured our executive compensation program to stress a pay for performance philosophy. The compensation opportunities provided to our NEOs are significantly dependent on Calix’s financial performance, the performance of Calix’s stock and the NEO’s individual performance, which are intended to drive the creation of sustainable stockholder value. The compensation committee of the Board will continue to emphasize responsible compensation arrangements that attract, retain, and motivate high caliber executive officers, and motivate these executive officers to achieve Calix’s short-term and long-term business strategies and objectives.

You have the opportunity to vote “For” or “Against” or to “Abstain” from voting on the following non-binding resolution relating to executive compensation:

“Resolved, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s NEOs as disclosed in the Company’s proxy statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and the narrative discussion of the proxy statement.”

In deciding how to vote on this proposal, you are encouraged to consider Calix’s executive compensation philosophy and objectives, the design principles and the elements of Calix’s executive compensation program described in the Compensation Discussion and Analysis section below. As described in the Compensation Discussion and Analysis section below, a guiding principle of our compensation philosophy is that pay should be linked to performance and that the interests of our executives and stockholders should be aligned. Our compensation program is a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in the proportions we believe will provide the proper incentives, reward our NEOs and help us achieve our goals and increase stockholder value. For example:

•

Chief Executive Officer Compensation Aligned with Stockholder Interests. Calix’s chief executive officer’s compensation is almost exclusively tied to Calix’s stock. The chief executive officer has a base salary of $52,000 and is not otherwise eligible for cash compensation. The chief executive officer is compensated primarily through equity incentive awards, including stock options and restricted stock units.

•

Other NEOs’ Compensation Substantially Tied to Performance. Other NEOs earn a significant portion of their total compensation based upon increases in Calix’s stock price and a significant portion of their cash compensation based upon Calix’s financial performance along with the compensation committee’s determination of individual performance that is important to Calix’s long-term success.

•

Change in Control and Severance Benefits Not Grossed Up. While Calix provides limited change in control and severance benefits to provide NEOs security and remain competitive, Calix does not gross up any NEO taxes in connection with change in control, severance or other compensation and benefits.

•	No Special Perquisites. NEOs participate in the same benefit programs as other Calix employees and do not receive any other perquisites.

To be approved, on a non-binding and advisory basis, the compensation paid to our NEOs, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

While your vote on this proposal is advisory and will not be binding on the compensation committee of the Board, the Board or Calix, the compensation committee of the Board values the opinions of Calix’s stockholders on executive compensation matters and will take the results of this advisory vote into consideration when making future decisions regarding Calix’s executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 3

APPROVAL ON A NON-BINDING, ADVISORY BASIS WHETHER SAY-ON-PAY SHOULD OCCUR

EVERY ONE YEAR, EVERY TWO YEARS OR EVERY THREE YEARS

We are seeking an advisory vote from our stockholders as to whether the stockholder advisory vote on executive compensation (similar to that set forth in Proposal No. 2 described in this Proxy Statement) should occur every one year, every two years, or every three years. Accordingly, you have the opportunity to choose the option of every “One year,” every “Two years,” every “Three years,” or to “Abstain” from voting on the following non-binding resolution relating to the frequency of the stockholder advisory vote on executive compensation:

“Resolved, that the option of every 1 year, every 2 years, or every 3 years that receives the affirmative vote of the holders of a majority in voting power of the shares of the Company’s common stock entitled to vote at the meeting will be determined to be the recommended frequency for which the Company should hold a stockholder advisory vote to approve the compensation paid to the Company’s NEOs as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables, the narrative discussion and any related material disclosed in this proxy statement, provided that if none of the options receives a majority vote, the option receiving the greatest number of votes cast will be determined to be the recommended frequency for which the Company should hold such a stockholder advisory vote.”

The Board has determined that an advisory say-on-pay vote on the compensation of our NEOs that occurs on an annual basis is the most appropriate alternative for Calix. Accordingly, the Board recommends that the advisory vote on the compensation of our NEOs occur every year. The Board believes that an annual advisory say-on-pay vote will allow our stockholders to provide timely, direct input on Calix’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

To constitute the recommendation of the stockholders, on a non-binding and advisory basis, regarding the frequency of stockholder advisory votes on executive compensation, the applicable “One year,” “Two years” or “Three years” option must receive the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present in person or by proxy and entitled to vote on this proposal. However, if none of the frequency alternatives (one year, two years or three years) receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will be counted towards a quorum, but will otherwise not be counted for any purpose in determining whether this matter has been approved.

As your vote on this proposal is advisory and will not be binding on the compensation committee of the Board, the Board or Calix, the Board may decide that it is in the best interests of Calix and its stockholders to hold a stockholder advisory vote on executive compensation more or less frequently than the option recommended by our stockholders. However, we value the opinions of our stockholders on executive compensation matters and we will take the results of this advisory vote into consideration when making future decisions regarding the frequency with which Calix holds a stockholder advisory vote on the compensation paid to Calix’s NEOs.

This non-binding “frequency” vote is required to be submitted to our stockholders at least once every six years.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR” REGARDING THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION.

PROPOSAL NO. 4

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our Board has engaged Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and is seeking ratification of such selection by our stockholders at the Annual Meeting. Ernst & Young LLP has audited our financial statements since the fiscal year ending December 31, 2000. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee of the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of Calix and its stockholders.

To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm must receive a “For” vote from the holders of a majority in voting power of the shares of common stock which are present in person or represented by proxy and entitled to vote on the proposal. Abstentions and broker non-votes will be counted towards a quorum. Abstentions will have the same effect as an “Against” vote for purposes of determining whether this matter has been approved. Broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

The following table provides information regarding the fees for the audit and other services provided by Ernst & Young LLP for the fiscal years ended December 31, 2010 and 2009. All fees described below were approved by the audit committee of the Board.

	Fiscal Year Ended December 31
	(in thousands)
	2010	2009
Audit Fees	$1,525	$1,344
Audit-Related Fees	$27	$—
Tax Fees	$311	$95
All Other Fees	$—	$—
Total Fees	$1,863	$1,439

Audit Fees

Audit fees of Ernst & Young LLP for the 2010 and 2009 fiscal years include the aggregate fees related to the audits of Calix’s annual consolidated financial statements and the reviews of each of the quarterly consolidated financial statements included in Calix’s Quarterly Reports on Form 10-Q, services rendered in connection with our Form S-1 and Form S-8 related to our initial public offering including comfort letter consent, and in connection with our Form S-4 relating to the acquisition of Occam, and other matters related to the SEC, and audit services provided in connection with certain foreign regulatory filings.

Audit-Related Fees

Audit-related fees for 2010 include audit services provided in connection with the acquisition of Occam.

Tax Fees

Tax fees for 2009 and 2010 include tax compliance and advisory services, in addition to services related to the analysis of the availability to the Company of certain tax credits and carryforwards.

All Other Fees

There were no other fees billed by Ernst & Young for 2010 and 2009.

Pre-Approval Policies and Procedures

The audit committee of the Board pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available in the “Corporate Governance” section of our website at http://investor-relations.calix.com/.

The audit committee of the Board considered whether the non-audit services rendered by Ernst & Young LLP were compatible with maintaining Ernst & Young LLP’s independence as the independent registered public accounting firm of Calix’s consolidated financial statements and concluded that they were.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of February 28, 2011 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors;

•	each NEO as set forth in the summary compensation table below; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of February 28, 2011 and RSUs that vest within 60 days of February 28, 2011, are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs, for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 45,141,073 shares of our common stock issued and outstanding on February 28, 2011, which includes 6,357,337 shares issuable in connection with the acquisition of Occam, which was completed on February 22, 2011. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

	Shares of Common Stock Beneficially Owned (1)
	Common Stock	Options Exercisable Within 60 Days	RSUs Vesting Within 60 Days		Number of Shares Beneficially Owned	Percent
Name of Beneficial Owner 5% Stockholders:
FMR LLC (2) 82 Devonshire Street Boston, MA 02109	4,858,246	—	—		4,858,246	10.76%
Funds Affiliated with Foundation Capital (3) 250 Middlefield Road Menlo Park, CA 94025	2,943,440	—	—		2,943,440	6.52%
Funds affiliated with TeleSoft (4) 950 Tower Lane, Suite 1600 Foster City, CA 94404	2,690,526	—	—		2,690,526	5.96%
Funds affiliated with Azure Capital Partners (5) 650 California Street, 11th Floor San Francisco, CA 94108	2,644,743	—	—		2,644,743	5.86%

Directors and Executive Officers:
Carl Russo (6)	5,241,833	4,166	—		5,245,999	11.62%
Kelyn Brannon	39,794	—	—	(7)	39,794	*
Roger Weingarth	119,636	160	—		119,796	*
Tony Banta	21,073	—	15,000		36,073	*
John Colvin	213,264	—	—		213,264	*
Kevin Pope	11,394	—	—		11,394	*
Don Listwin	440,798	—	—		440,798	*
Michael Ashby	1,498,862	7,166	—		1,506,028	3.34%
Michael Everett	19,289	3,750	—		23,039	*
Michael Flynn	17,265	5,000	—		22,265	*
Adam Grosser	—	3,333	1,511		4,844	*
Michael Matthews	—	—
Thomas Pardun	18,786	2,738			21,524	*

All 13 directors and executive officers as a group	7,641,994	26,313	16,511		7,684,818	17.01%

*	Represents beneficial ownership of less than one percent of the outstanding shares of common stock.

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Based upon a Schedule 13G filed with the SEC on January 10, 2011 by FMR LLC. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 4,539,863 shares, as a result of acting as investment adviser to various registered investment companies. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,539,863 shares owned by the funds. Members of the family of Edward C. Johnson 3d, chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ boards of trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ boards of trustees. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a registered investment adviser, is the beneficial owner of 318,193 shares, as a result of acting as investment adviser to various institutional accounts, non-U.S. mutual funds, or registered investment companies. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 318,193 shares and sole power to vote or to direct the voting of 318,193 shares owned by the institutional accounts or funds advised by PGALLC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 190 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 190 shares and sole power to vote or to direct the voting of 0 shares owned by the institutional accounts managed by PGATC as reported above.

(3)	Based upon a Schedule 13G filed with the SEC on February 15, 2011 by Foundation capital V, L.P., Foundation Capital V Principals Fund, L.L.C. and Foundation Capital Management Co. V, L.L.C. Represents 2,880,916 shares held by Foundation Capital V, LP and 62,524 shares held by Foundation Capital V Principals Fund, LLC. Foundation Capital Management Co. V, L.L.C. serves as the sole general partner of Foundation Capital V, L.P. and serves as the manager of Foundation Capital V Principals Fund, L.L.C. As such, Foundation Capital Management Co. V, L.L.C. possesses voting and dispositive power over the shares held by Foundation capital V, L.P. and Foundation Capital V Principals Fund, L.L.C., and may be deemed to have indirect beneficial ownership of the shares held by Foundation capital V, L.P. and Foundation Capital V Principals Fund, L.L.C. Foundation Capital Management Co. V, L.L.C. owns no securities of Calix directly. These entities expressly disclaim status as a “group” for purposes of Section 13(g) of the Securities Exchange Act of 1934.

(4)	Based upon a Schedule 13G filed with the SEC on February 15, 2011 by TeleSoft Partners II SBIC, L.P., TeleSoft Partners II QP, L.P., TeleSoft Partners II L.P., TeleSoft NP Employee Fund LLC, TeleSoft Management II, LLC TeleSoft II SBIC-GP, Inc., Arjun Gupta and Allan James Howard. Represents 1,449,286 shares held by TeleSoft Partners II SBIC, L.P., 1,160,747 shares held by TeleSoft Partners II QP, L.P., 78,979 shares held by TeleSoft Partners II, L.P. and 1,514 shares held by TeleSoft NP Employee Fund, L.L.C. (together, the “TelesSoft Investing Entities”). The sole general partner of TeleSoft Partners II SBIC, L.P. is TeleSoft II SBIC-GP, Inc. The sole stockholder of TeleSoft II SBIC-GP, Inc. is TeleSoft Management II, L.L.C. (together with TeleSoft II SBIC-GP, Inc., the “TeleSoft GP Entities”) The sole general partner of TeleSoft Partners II QP, L.P. and TeleSoft Partners II, L.P. is TeleSoft Management II, L.L.C.. The executive manager of TeleSoft Management II, L.L.C. is Arjun Gupta. The sole manager of TeleSoft NP Employee Fund, L.L.C. is Allan James Howard. Mr. Gupta may be deemed to have shared voting and investment power over the shares held by TeleSoft Partners II SBIC, L.P., TeleSoft Partners II QP, L.P. and TeleSoft Partners II, L.P. Mr. Howard may be deemed to have shared voting and investment power over the shares held by TeleSoft NP Employee Fund, L.L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. Each of the TeleSoft GP Entities disclaims beneficial ownership of the shares held by the TeleSoft Investing Entities, except to the extent of each such entity’s pecuniary interest therein.

(5)

Based on a Schedule 13G filed with the SEC on February 14, 2011 by Azure Venture Partners I, L.P., Azure Ventures I, L.P., Azure Partners I, L.P., Azure I, L.P., (together with Azure Venture Partners I, L.P., Azure Ventures I, L.P. and Azure Partners I, L.P., the “Azure Investing Entities”), Azure Capital Partners VC Administrators, LLC, which is sole general partner of each of Azure Venture Partners I, L.P. and Azure Ventures I, L.P., Azure Capital Partners CO Administrators, LLC (together with Azure Capital Partners VC Administrators, LLC, the “Azure GP Entities”), which is the sole general partner of each of Azure Partners I, L.P. and Azure I, L.P., Paul Ferris, a manager of each of the Azure GP Entities, Michael Kwatinetz, a manager of each of the Azure GP Entities, Cameron Lester, a manager of each of the Azure GP Entities, and Paul Weinstein, a manager of each of the Azure GP Entities. Represents 2,523,656 shares held by Azure Venture Partners I, L.P., 78,476 shares held by Azure Ventures I, L.P., 41,430 shares held by Azure Partners I, L.P. and 1,181 shares held by Azure I, L.P. Mr. Ferris, Mr. Kwatinetz, Mr. Lester and Mr. Weinstein may be deemed to have shared voting and investment power over the shares held by each of the Azure Investing Entities and therefore may be deemed to share beneficial ownership of the shares held by Azure Investing Entities by virtue of their status as controlling persons of each of the Azure GP Entities. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein. Each of the Azure GP Entities disclaims beneficial ownership of the shares held by the Azure Investing Entities, except to the extent of each such entity’s pecuniary interest therein.

(6)	Includes 2,239,188 shares held by The Crescentico Trust, Carl Russo, Trustee, 275,633 shares held by Equanimous Investments and 73,758 shares held by Calgrat Partners, L.P. The managing members of Equanimous Investments are Carl Russo and Tim Pasquinelli. The managing partner of Calgrat Partners, L.P. is Tim Pasquinelli. These individuals may be deemed to have shared voting and investment power over the shares held by Equanimous Investments and Calgrat Partners, as applicable. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of each of The Crescentico Trust, Carl Russo, Trustee, Equanimous Investments and Calgrat Partners, L.P. is 1960 The Alameda #150, San Jose, California 95126.

(7)	Effective March 4, 2011, Ms. Brannon resigned from the Company. Shares shown in the table above do not include 115,000 RSUs held by Ms. Brannon, the vesting of which accelerated, and 45,000 RSUs held by Ms. Brannon which were forfeited, in each case as of March 14, 2011 pursuant to a Separation Agreement and General Release of All Claims, dated March 7, 2011, between Ms. Brannon and the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

We believe that during the fiscal year 2010, our directors and Section 16 officers complied with all Section 16(a) filing requirements, except in the following instances: (1) Mr. Michael Marks and Mr. Michael Ashby did not timely file a Form 4 to report an option grant and an RSU grant received on October 19, 2010. Late Forms 4 were filed with the commission on behalf of the above Section 16 officers on October 25, 2010; (2) Mr. Michael Matthews did not timely file a Form 4 to report an option grant and an RSU grant on December 7, 2010. A late Form 4 was filed with the commission on December 13, 2010; and (3) Mr. Tony Banta, Mr. Kevin Pope and Mr. John Colvin filed Forms 4 on October 28, 2010 to report the sale of stock, each of which were later found to contain errors. An amended Form 4 was filed with the commission on November 19, 2010 to correct the errors in Mr. Colvin’s Form 4. Amended Forms 4 were filed with the commission on November 22, 2010 to correct the errors in Mr. Pope’s Form 4 and in Mr. Banta’s Form 4. In making the above statements, we have relied upon the written representations of our directors and Section 16 officers.

DIRECTOR COMPENSATION

2010

Upon the recommendation of our compensation committee, the Board adopted a new compensation policy in December 2009, which was amended in March 2010. Pursuant to the amended policy, prior to our initial public offering, non-employee directors who were not affiliated with our significant stockholders received the following retainers for service on the Board during 2010:

•	Chairman of the Board—$55,000;

•	Chairman, Audit Committee—$52,000;

•	Chairman, Compensation Committee—$50,000;

•	Chairman, Nominating and Governance Committee—$45,000;

•	Committee Member who is not a Committee Chair—$40,000; and

•	Member of the Board who does not serve on a committee—$35,000.

Pursuant to the amended policy, such non-affiliated directors are also entitled to receive an option to purchase 10,000 shares of our common stock and 4,533 restricted stock units, or RSUs, upon initial election or appointment to the Board and an option to purchase 5,000 shares of our common stock and 2,266 RSUs annually thereafter. The initial option grant will vest with respect to one-third of the shares subject to the option on the first anniversary of the date of grant and then in equal monthly installments over the following two years. The initial RSUs will vest in three equal annual installments. The subsequent options will vest in equal monthly installments over one year. Subsequent RSUs will vest on the first anniversary of the date of grant. Additionally, the Board provided that all options and RSUs held by members of the Board, regardless of when granted, shall automatically accelerate in the event of a change in control of the company, as defined in our 2010 Equity Incentive Award Plan.

Consistent with the amended policy, on January 26, 2010, Messrs. Listwin and Flynn each received annual grants that included 2,266 RSUs and options to purchase 5,000 shares of our common stock with a per share exercise price equal to $9.54, which our compensation committee determined was equal to the per share fair market value of our common stock on the date of grant. On April 20, 2010, Messrs. Ferris, Finzi and Grosser were granted equity awards that included 4,533 RSUs and options to purchase 10,000 shares of our common stock with a per share exercise price equal to $14.61, which is equal to the per share closing trading price of our common stock on the date of grant. On July 20, 2010 we granted Mr. Everett an equity award that included 2,266 RSUs and options to purchase 5,000 shares of our common stock with a per share exercise price equal to $10.85, which is equal to the per share closing trading price of our common stock on the date of grant. On October 19, 2010 Messrs. Ashby and Marks were granted equity awards that included 2,266 RSUs and options to purchase 5,000 shares of our common stock with a per share exercise price equal to $12.77, which is equal to the per share closing trading price of our common stock on the date of grant. Also, consistent with the 2010 compensation policy for the Board, on December 7, 2010, Mr. Matthews received an initial grant that included 4,533 RSUs and an option to purchase 10,000 shares of our common stock with a per share exercise price of $15.20, which our compensation committee determined was equal to the per share fair market value of our common stock on the date of grant. The stock options vest in equal monthly installments over one year. The RSUs will vest on the first anniversary of the date of grant.

The equity awards provided for in the amended policy described above will be made at the first Board meeting following our annual stockholders meeting, with the first such equity awards to be adjusted to reflect any initial or annual grants received within the twelve months immediately preceding the annual stockholders meeting.

We also reimburse non-employee directors for travel, lodging and other expenses incurred in connection with their attendance at Board or committee meetings.

Director Compensation Table

The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (2) (3)	Total ($)
Don Listwin	$65,000	$21,618	$24,454	$111,072
Michael Everett	57,000	24,586	31,104	112,690
Paul Ferris (4)	8,750	63,689	74,829	147,268
Michael Flynn	55,000	21,618	24,454	101,072
Michael Marks (5)	40,000	28,937	33,618	102,555
Adam Grosser	37,500	63,689	74,829	176,018
Robert Finzi (6)	26,250	63,689	74,829	164,768
Michael Matthews		68,902	80,030	148,932
Michael Ashby (7)	36,250	28,937	33,618	98,805

(1)	Amounts reflect the grant date fair value of RSUs granted in 2010 calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	As of December 31, 2010 we had outstanding options and restricted stock unit awards held by our nonemployee directors as follows:

Name	Stock Options	Restricted Stock Units
Don Listwin	1,250	13,932
Michael Everett	5,000	13,932
Paul Ferris	—	—
Michael Flynn	5,000	17,265
Michael Marks	6,248	—
Adam Grosser	10,000	4,533
Robert Finzi	10,000	4,533
Michael Matthews	10,000	4,533
Michael Ashby	9,666	55,932

(3)	Amounts reflect the grant date fair value of stock options granted in 2010 calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Mr. Ferris resigned as a member of the Board on July 20, 2010.

(5)	Mr. Marks resigned as a member of the Board on December 7, 2010.

(6)	Mr. Finzi resigned as a member of the Board on February 22, 2011.

(7)	Mr. Ashby became employed as our Executive Vice President and Chief Financial Officer on March 5, 2011 and continues to serve as a member of the Board.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation

Compensation Discussion and Analysis

The following discussion and analysis of compensation arrangements of our NEOs should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Our NEOs for 2010 were as follows:

•	Carl Russo, President and Chief Executive Officer;

•	Kelyn Brannon, former Executive Vice President and Chief Financial Officer;

•	Roger Weingarth, Executive Vice President and Chief Operating Officer;

•	Kevin Pope, Senior Vice President, Product Development; and

•	Tony Banta, Senior Vice President, Manufacturing Operations.

Ms. Brannon resigned as our Executive Vice President and Chief Financial Officer effective as of March 4, 2011 for personal reasons. Mr. Ashby was appointed our Executive Vice President and Chief Financial Officer by the Board on March 5, 2011.

Overview—Compensation Objectives

Our compensation and benefits programs seek to attract and retain our NEOs and encourage them to pursue our corporate objectives. We evaluate and reward our NEOs based on their willingness to take a leadership position in improving our internal structures and processes and their ability to identify and target opportunities to grow our business.

We have created a compensation program that has a mix of short- and long-term components, cash and equity elements and fixed and contingent payments in the proportions we believe will provide the proper incentives, reward our NEOs and help us achieve the following goals:

•	foster a goal-oriented, highly talented management team who have a clear understanding of business objectives and shared corporate values;

•	allocate our resources effectively in the development of market-leading technology and products;

•	control costs in each facet of our business to maximize our efficiency;

•	balance our compensation program to ensure that its elements, individually and in combination, do not encourage excessive risk-taking;

•	modify our programs to reflect the competitive environment and our changing business needs;

•	enable us to attract, retain and drive a world-class leadership team; and

•	maintain internal equity across our organization.

We do this with programs designed to:

•	be based on competitive market data and reflect the current competitive environment;

•	stress pay for performance;

•	share risks and rewards;

•	align the interests of our employees with those of our stockholders;

•	reflect our values; and

•	be equitably administered.

Role of Our Compensation Committee

Our compensation committee approves and interprets our executive compensation and benefit plans and policies. Our compensation committee is appointed by the Board. Our compensation committee consists entirely of directors who are outside directors for purposes of Section 162(m) of the Internal Revenue Code and non-employee directors for purposes of Rule 16b-3 under the Exchange Act. In 2010, our compensation committee determined the compensation for all of our NEOs.

Competitive Market Review

The market for experienced management is highly competitive in our industry. Our goal is to attract and retain the most highly qualified executives to manage each of our business functions. In doing so, we draw upon a pool of talent that is highly sought after by both large and established telecommunications and data communications equipment companies in our geographic area and by other competitive companies in development or early stage phases. Established organizations in our industry seek to recruit top talent from emerging companies in the sector just as smaller organizations look to attract and retain the best talent from the industry as a whole. We also compete for key talent on the basis of our vision of future success; our culture and values; the cohesiveness and productivity of our teams; and the excellence of our technical and management staff. The competition for technical and non-technical skills is aggressive across the sector and we expect it to remain high for the foreseeable future.

Our compensation committee determines compensation for our NEOs, in large part based upon our financial resources, as well as competitive market data. In setting both cash and equity compensation for 2010, our compensation committee conducted a review of our NEO compensation, as well as the mix of elements used to compensate our NEOs and compared them with data provided by compensation consultants, as discussed below.

In November, 2009, based on recommendations made by our senior director, human resources, our compensation committee adopted a peer group of companies to be used for comparison of compensation paid to our NEOs, our 2010 Peer Group, consisting of the following:

•    ADC Telecommunications, Inc.;

•    ADTRAN, Inc.;

•    Aruba Networks, Inc.;

•    Bigband Networks, Inc.;

•    Brocade Communications Systems, Inc.;

•    Ciena Corporation;

•    Extreme Networks;

•    F5 Networks, Inc.;

•    Harmonic Inc.;

•    Infinera Corporation;

•    MRV Communications, Inc.;

•    Occam Networks, Inc.;

•    Riverbed Technology, Inc.;

•    Sonus Networks, Inc.;

•    Tekelec;

•    Tellabs, Inc.;

•    SeaChange International, Inc.;

•    Sycamore Networks, Inc.; and

•    UTStarcom, Inc.

In late 2009, Total Reward Strategies, a management consulting and advisory service firm, prepared an executive total compensation review that compares our executives’ compensation levels to those of other executives at our 2010 Peer Group. Total Reward Strategies was hired by management to assist with general compensation-related projects and prepared the review at management’s request. The review was later reviewed by Semler Brossy Consulting Group, LLC, a compensation consulting firm (“Semler Brossy”). Semler Brossy was hired by management but worked directly with our compensation committee and management to interpret the results, make recommendations and assist in setting compensation levels for our executive officers. In late 2009, based on the information verified by Semler Brossy, our compensation committee approved base salary increases for each of our NEOs, other than Mr. Russo for whom a separate compensation determination process is followed. These increases were in an effort to return to the goal of targeting our NEOs’ total cash compensation at the 50th percentile of our peer group of companies, which for 2010 compensation was our 2010 Peer Group. The goal to target our NEOs’ total cash compensation at the 50th percentile of our peer group of companies was initially set by our compensation committee in 2008. Following the base salary increases, each of our NEOs’ total cash compensation, other than Mr. Russo’s, was at or very near the 50th percentile of our 2010 Peer Group.

Going forward, we expect to compare our practices and levels by each compensation component, by target annual cash compensation, which includes base salary and target annual incentive opportunity, and by total direct compensation, including base salary, target annual incentive opportunity and annual equity compensation components. The competitive comparisons made in this process are expected to be used to determine our approximate position relative to the appropriate market benchmark by compensation component and in aggregate.

Chief Executive Officer Compensation

Mr. Russo is compensated differently than our other NEOs. In order to more closely align Mr. Russo’s interests with the interests of our shareholders, Mr. Russo is primarily compensated through the use of equity incentives. Since 2006, Mr. Russo has been paid a base salary of $52,000, which helps to offset expenses Mr. Russo incurs for medical, dental and vision insurance premiums for Mr. Russo and his family under our group insurance arrangements. Otherwise Mr. Russo is compensated solely through grants of equity awards, consisting of stock option grants and grants of RSUs. Mr. Russo’s cash compensation is far below the cash compensation provided to chief executive officers at the 50th percentile of our 2010 Peer Group. However, our compensation committee has determined that the heavy weighting of equity over cash compensation for Mr. Russo is appropriate in light of his ability to directly affect the stockholder returns through effective leadership of our company.

Executive Compensation Program

Our performance-driven compensation program for our NEOs consists of five components:

•	base salary;

•	cash bonuses;

•	sales commissions (for sales executives only);

•	equity-based incentives; and

•	benefits.

We are continuing to build our executive compensation program around each of the above elements, if applicable, because each individual component is useful in achieving one or more of the objectives of the program and we believe that, collectively, they are effective in achieving our overall objectives. Going forward, we expect to use short-term compensation, including base salary, sales commissions and cash bonuses, to drive and reward our NEOs in accordance with our pay for performance philosophy. We are in the process of implementing and systematizing our review process, with the objective of measuring and providing feedback on individual performance as it relates to the goals we wish to achieve for the Company as a whole and each NEO individually.

Basis for our Compensation Program

Our NEOs establish their functional objectives taking into account overall corporate goals and incorporating the feedback of their senior management colleagues and the Board. In line with established financial objectives, each NEO who reports directly to our chief executive officer sets goals in support of the overall corporate goals. Ultimately, our chief executive officer has final authority with respect to the goals that are established, except for his own goals, which are established by the compensation committee.

Our compensation philosophy is intended to successfully promote a team-oriented approach to performance. Each NEO’s annual incentive compensation is based on achievement against the same performance objectives, other than Mr. Russo who does not participate in our management bonus plan and is primarily compensated through the grant of equity awards. We have established one set of corporate performance goals against which all NEOs, other than Mr. Russo, are measured for purposes of determining annual incentive compensation. Annual incentive compensation is initially established based upon the achievement of the corporate goals and adjusted up or down, in the discretion of the compensation committee based upon individual performance. We see this approach to our annual incentive compensation as an integral part of our culture of collaborative, team-oriented management. Individual performance is taken into account in setting base salaries, annual equity awards and annual incentive compensation. The value of equity awards made to our NEOs will vary in value based on our stock price performance. Our NEOs’ total compensation may vary significantly from year-to-year based on our performance as well as individual performance.

Weighting of Elements in our Compensation Program.

The use and weight of each compensation element is based on a subjective determination by the compensation committee of the importance of each element in meeting our overall objectives. In 2010, we sought to put a significant amount of each NEO’s total potential compensation, including compensation derived from the vesting of outstanding restricted stock units, “at risk” based on stockholder returns, though, in addition to stockholder returns, we intend to focus more broadly on corporate and individual performance going forward.

Base Salary.

Base salary is typically used to recognize the experience, skills, knowledge and responsibilities required of each NEO, as well as competitive market conditions. In late 2009, our compensation committee resumed the process of bringing the base salaries and cash incentive payments made to our NEOs, other than Mr. Russo, to a competitive level, which our compensation committee determined means the 50th percentile of our peer group of companies, which for 2010 is our 2010 Peer Group. Our compensation committee had initially established the goal to bring total cash compensation up to the 50th percentile of our peer group of companies in 2008 but, due to the general economic climate, did not provide cash compensation increases in 2009. Consistent with this approach, the compensation committee increased the base salary of each of our NEOs, other than Mr. Russo, for 2010 to a level at or very near the 50th percentile of our 2010 Peer Group. Mr. Russo’s base salary was not increased in keeping with our compensation committee’s determination that a heavy weighting of equity over cash compensation for Mr. Russo better aligns him with the interests of our stockholders and is appropriate in light of his ability to directly affect the stockholder returns through effective leadership of our company. The table below sets forth the 2010 base salary set for each NEO by our compensation committee.

Name of Executive Officer	2010 Base Salary
Carl Russo	$52,000
Roger Weingarth	305,000
Kelyn Brannon	285,000
Kevin Pope	250,000
Tony Banta	250,000

The base salaries of our NEOs are expected to be reviewed on an annual basis and adjustments are intended to be made to reflect performance-based factors as well as competitive conditions. We do not expect to continue to apply specific formulas to determine increases, though we generally do expect to increase to and maintain at the 50th percentile of our peer group of companies as we mature as a company.

Cash Bonuses.

During 2010, we maintained a management bonus plan in which our NEOs, other than Mr. Russo, participated. Mr. Russo is not eligible for a bonus under our management bonus plan but instead is primarily compensated through the grant of equity awards. The management bonus plan provides for a bonus pool to be funded based upon the achievement of three equally weighted corporate performance goals, including revenue, pro-forma gross margin and pro-forma net profit. At the beginning of 2010, our compensation committee established a threshold, target and maximum level for each of the corporate goals. In order for the bonus pool to be funded, the pro-forma net profit goal must be achieved at a threshold level, which was set at 85% of target. The table below sets forth the threshold, target and maximum level for each of the corporate performance goals.

Corporate Performance Goal	Weighting	Threshold	Target	Maximum
Revenue	33.33%	$262,590,500	$308,930,000	$463,395,000
Pro-Forma Gross Margin (1)	33.33%	37%	39.30%	44%
Pro-Forma Net Profit (2)	33.33%	$18,762,900	$22,074,000	$33,111,000

(1)	Pro-Forma gross margin for the purposes of the management bonus plan is calculated by dividing pro-forma gross profit by revenue. Pro-forma gross profit is calculated by taking gross profit on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis and excluding non-cash stock-based compensation and amortization of acquisition-related intangible assets included in the cost of revenue.

(2)	Pro-forma net profit for the purposes of the management bonus plan is calculated by taking net income on a GAAP basis and excluding non-cash stock-based compensation, amortization of acquisition-related intangible assets, non-cash and non-recurring changes in the fair market value of preferred stock warrants and preferred stock dividends, and non-recurring acquisition-related costs.

In connection with the management bonus plan, our compensation committee establishes target bonus opportunities for each of our NEOs, other than Mr. Russo, as a percentage of base salary. In 2010, after its review of target bonus levels at our 2010 Peer Group, our compensation committee established the target bonus opportunities set forth in the table below for each of our NEOs.

Named Executive Officer	Target Bonus Opportunity as a Percentage of Base Salary
Carl Russo (1)	—
Kelyn Brannon	50%
Roger Weingarth	50%
Kevin Pope	40%
Tony Banta	40%

(1)	Mr. Russo is not eligible for a bonus under our management bonus plan and is instead primarily compensated through the grant of equity awards.

Even though our compensation committee has established target bonus opportunities for each of the NEOs, other than Mr. Russo, our compensation committee has retained complete discretion to adjust the bonus paid to each individual up or down based upon its assessment of individual performance. Mr. Russo provides input to the compensation committee in connection with the determination of individual performance.

In February 2011, our compensation committee determined that the corporate goals under our management bonus plan were achieved as follows:

Corporate Performance Goal	Weighting	Achievement	Achievement as a Percent of Target	Bonus Pool Funding
Revenue	33.33%	$287,000,000	92.90%	25.43%
Pro-Forma Gross Margin (1)	33.33%	41.9%	157.45%	52.76%
Pro-Forma Net Profit (2)	33.33%	$20,000,000	90.6%	22.66%
Total				99.86%

(1)	Pro-Forma gross margin for the purposes of the management bonus plan is calculated by dividing pro-forma gross profit by revenue. Pro-forma gross profit is calculated by taking gross profit on a GAAP basis and excluding non-cash stock-based compensation and amortization of acquisition-related intangible assets included in the cost of revenue. The bonus expense that was not included in our 2010 performance goals has also been excluded from the pro-forma gross profits achievement calculation since such expense was not taken into account in setting these goals.

(2)	Pro-forma net profit for the purposes of the management bonus plan is calculated by taking net income on a GAAP basis and excluding non-cash stock-based compensation, amortization of acquisition-related intangible assets, non-cash and non-recurring changes in the fair market value of preferred stock warrants and preferred stock dividends, non-recurring acquisition-related costs, and accrued bonus expense that was not included in our 2010 performance goals.

After its evaluation of individual performance, our compensation committee awarded the following bonuses with respect to 2010 performance:

Named Executive Officer	Bonus Payable Based Upon Corporate Performance	Adjustment Based Upon Individual Performance	Total Bonus Paid for 2010 Performance
Carl Russo (1)	—		—
Kelyn Brannon (2)	$141,200		$141,200
Roger Weingarth (3)	$152,500	$17,500	$170,000
Kevin Pope	$100,000		$100,000
Tony Banta	$100,000		$100,000

(1)	Mr. Russo is not eligible for a bonus under our management bonus plan and is instead primarily compensated through the grant of equity awards.

(2)	Ms. Brannon terminated employment with us prior to the payment of 2010 bonuses; however, our compensation committee paid Ms. Brannon the amount reported as part of the severance paid to her under the Separation Agreement and General Release of All Claims entered into between us and Ms. Brannon on March 7, 2011.

(3)	Our compensation committee determined that Mr. Weingarth’s individual performance warranted an additional $17,500 bonus payment based upon his achievement of a significant improvement in profit margins attributable to his efforts during 2010.

Equity-based incentives.

We believe that strong long-term corporate performance is achieved with a corporate culture that encourages long-term performance by our NEOs through the use of stock-based awards. Our equity incentive plans have been established to provide our NEOs with incentives to help align their interests with the interests of our stockholders. We have not adopted stock ownership guidelines for our NEOs. Our equity incentive plan has provided the principal method for our NEOs to acquire equity or equity-linked interests in the Company. The

Board grants equity awards to key executives in order to enable them to participate in the long-term appreciation of our stock value, while reducing or eliminating the economic benefit of such awards in the event we do not perform well. Additionally, our equity awards provide an important retention tool for our NEOs, as they are in almost all cases subject to vesting over an extended period of time.

Generally, we provide annual grants of stock options to our NEOs, including our chief executive officer who is primarily compensated through the grant of equity awards. Most NEOs receive a new hire option grant that vests over a four year period with 25% vesting after the first twelve months of service and the remainder vesting ratably each month thereafter over the next three years. Subsequent grants are generally made on an annual basis, or in recognition of a promotion or extraordinary performance, and vest ratably each month over a four year period subject to continued service through each vesting date. All options are granted with an exercise price equal to the fair market value of our common stock on the date of grant. Our compensation committee will consider alternative forms of equity, such as performance shares, RSUs, or restricted stock awards, and alternative vesting strategies based on the achievement of milestones.

The size and terms of the initial option grant made to each NEO upon joining our company is primarily based on competitive conditions applicable to the NEO’s specific position. In addition, we consider the number of shares of our common stock underlying options granted to other executives in comparable positions within our company using a model that considers options awarded as a percentage of shares outstanding. For other option grants to our NEOs, our compensation committee gets input from our chief executive officer, except with respect to himself, and makes recommendations to the Board. We use a number of methodologies to make external comparisons to aggregate data from companies that participated in the third-party surveys reviewed by our compensation committee when we set the number of shares of our common stock underlying options to be granted to each NEO, primarily using data from Radford and information provided by Semler Brossy.

We expect that the annual performance equity awards we make to our NEOs will be driven by our sustained performance over time, our executive officers’ ability to impact results that drive stockholder value, their organization level, their potential to take on roles of increasing responsibility and competitive equity award levels for similar positions and organization levels in comparable companies. Equity forms a key part of the overall compensation for each NEO and will be considered each year as part of the annual performance review process and incentive payout calculation.

On April 22, 2010, our compensation committee granted Mr. Banta 60,000 RSUs, which vest in equal installments on each of the first four anniversaries of the date of grant. Our compensation committee made the grant to Mr. Banta in light of his 2009 promotion to Senior Vice President, Manufacturing Operations and strong performance in 2009 and early 2010. The size of Mr. Banta’s grant was determined after our compensation committee reviewed the 50th percentile equity grant values at our 2010 Peer Group for executives in similar positions and determined that Mr. Banta should receive a grant having slightly more value in light of his strong performance. Mr. Banta had not previously received an equity grant in connection with his promotion.

On July 20, 2010, our compensation committee granted each of our named executive officers, other than Mr. Russo, RSUs The size of each named executive officer’s RSU grant was determined after our compensation committee reviewed the performance of each of our named executive officers and the 50th percentile annual equity grant values provided by our 2010 Peer Group for executives in similar positions. Mr. Weingarth received a grant approximately 15% above the 50th percentile for executives in similar positions in our 2010 Peer Group based upon our compensation committee’s determination that a significant improvement in our profit margins was attributable to his efforts. Ms. Brannon’s RSU grant was approximately 15% lower than the 50th percentile for executives in similar positions in our 2010 Peer Group based upon our compensation committee’s determination that the scope of Ms. Brannon’s duties were slightly less than those in similar positions in our 2010 Peer Group. Messrs. Pope and Banta received grants at approximately the 50th percentile for executives in similar positions in our 2010 Peer Group. Mr. Russo did not receive a grant of RSUs in 2010 in light of the award of RSUs he was granted in December 2009. The RSUs vest in equal installments on each of the first four anniversaries of the date of grant.

On February 24, 2011, upon recommendation of our compensation committee, the Board granted Mr. Russo an option to purchase 100,000 shares of our common stock in light of Mr. Russo’s performance in 2010. The size of Mr. Russo’s option grant was determined based upon the value of total target cash compensation awarded to chief executive officers at our 2010 Peer Group of companies at the 50th percentile. Our compensation committee used target cash compensation to determine the size of Mr. Russo’s stock option since Mr. Russo’s cash compensation, which is limited to a $52,000 base salary, is far below the target cash compensation awarded to chief executive officers at our 2010 Peer Group of companies. Mr. Russo’s stock option vests in 48 equal monthly installments measured from the date of grant.

Termination-Based and Change in Control-Based Compensation.

Our compensation committee has customarily awarded change in control-based compensation when it determined that such compensation was necessary in order to provide security to our NEOs in the event of a proposed change in control of our company. RSUs granted to NEOs pursuant to our stock option exchange in September 2009 and Mr. Russo’s grant of 1,120,000 RSUs in December 2009 are subject to full accelerated vesting in the event of a change in control of our company. Our compensation committee determined that such full accelerated vesting was appropriate in light of the significant vesting that had occurred with respect to stock options exchanged for RSUs in September 2009 and, with respect to Mr. Russo’s December 2009 RSU grant, based upon Mr. Russo’s long service to our company and limited base salary. Mr. Russo’s December 2009 RSU grant is also subject to full accelerated vesting in the event Mr. Russo’s employment with us is terminated without cause.

In July 2010, after reviewing the change in control and severance arrangements provided by our 2010 Peer Group companies and the individual arrangements negotiated by certain of our NEOs in connection with their commencement of employment, our compensation committee adopted the Calix, Inc. Change in Control and Severance Plan (“CIC and Severance Plan”) that provides standardized change in control and severance benefits to our NEOs. Under the CIC and Severance Plan, in the event an eligible NEO’s employment with us is terminated by us without cause or by the NEO for good reason he or she is eligible for cash severance payments equal to the sum of twelve months’ base salary and target bonus in the case of Mr. Russo, Ms. Brannon and Mr. Weingarth and 6 months’ base salary and target bonus in the case of Messrs. Pope and Banta to be paid in a cash lump sum. The CIC and Severance Plan also provides for the continuation of health benefits, to be paid by the company, for 12 months in the case of Mr. Russo, Ms. Brannon and Mr. Weingarth and 6 months in the case of Messrs. Pope and Banta. In addition, any equity awards held by our NEOs would be accelerated with respect to that number of shares subject to the equity awards that otherwise would have vested had the NEO’s employment continued 12 months in the case of Mr. Russo, Ms. Brannon and Mr. Weingarth and 6 months in the case of Messrs. Pope and Banta, provided, that if the applicable termination or resignation takes place within 60 days prior to or 12 months after a change in control, the vesting of all equity awards held by the NEO would be fully accelerated. The CIC and Severance Plan also provides for the payment of a pro-rated annual cash bonus for the year of termination to be paid at the same time as bonuses are paid to other executives, subject to the achievement of applicable performance goals. Our NEOs must execute and not revoke during any applicable revocation period a general release of claims against us in order to be eligible for any severance benefits.

Benefits.

We provide the following benefits to our NEOs. These are the same benefits provided to all our employees:

•	medical, dental and vision insurance;

•	life insurance, accidental death and dismemberment and business travel and accident insurance;

•	employee assistance program;

•	health and dependent care flexible spending accounts;

•	short and long-term disability;

•	401(k) plan; and

•	health club membership.

Perquisites.

Other than the participation in benefit programs made available to all employees, our NEOs are not eligible for perquisites.

Tax and Accounting Considerations.

While the Board and our compensation committee generally consider the financial accounting and tax implications of their executive compensation decisions, neither element has been a material consideration in the compensation awarded to our NEOs historically. In addition, our compensation committee and the Board have considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for our chief executive officer and each of the other NEOs (other than our chief financial officer), unless compensation is performance-based. Our compensation committee, where it determines reasonably practicable, will seek to qualify the variable compensation paid to our NEOs for an exemption from the deductibility limitations of Section 162(m).

Summary Compensation Table for 2008, 2009 and 2010

The following table sets forth all of the compensation awarded to, earned by or paid to our NEOs during 2008, 2009 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compen- sation ($) (4)	Total ($)
Carl Russo	2010	$52,000	$—	$—	$—	$—	$52,000
President and Chief Executive Officer	2009 2008	52,000 52,000	—	13,807,389	— 1,194,512	—	13,859,389 1,246,512

Kelyn Brannon	2010	285,000	141,200	651,000	—	—	1,077,200
Executive Vice President and Chief Financial Officer	2009 2008	215,000 144,712	125,417 58,488	869,886	— 1,712,160	57,907 4,741	1,268,210 1,920,101

Roger Weingarth	2010	305,000	170,000	976,500	—		1,451,500
Executive Vice President and Chief Operating Officer	2009 2008	255,000 246,923	150,000 100,000	566,718	— 382,531	4,410 4,140	976,128 733,594

Kevin Pope	2010	250,000	100,000	325,500	—	—	675,500
Senior Vice President, Product Development	2009	235,577	100,000	339,839	—	—	675,416

Tony Banta	2010	250,000	100,000	1,168,500	—	—	1,518,500
Senior Vice President, Manufacturing Operations	2009 2008	200,000 200,000	50,000 15,000	340,192	— 137,381		590,192 352,381

(1)	Amounts reported for 2010 represent discretionary bonuses paid under the 2010 management bonus plan.

(2)

Amounts reported for 2010 reflect the grant date fair value of RSUs granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. Amounts reported for 2009 reflect the incremental fair value of

RSUs received in exchange for cancelled options and the grant date fair value of RSUs granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(3)	Amounts reported for 2008 represent the grant date fair value for stock options granted, or the incremental fair value for stock options repriced, in 2008, calculated in accordance with ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

(4)	Amount reported for 2010 includes a contribution we made pursuant to our 401(k) Plan for Mr. Weingarth and a tax gross up provided to Ms. Brannon in 2010 that related to her retention bonus paid in 2009.

Grants of Plan-Based Awards in 2010

The following table lists grants of plan-based awards to or awards exchanged with our NEOs in 2010 and their related fair value.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#) (1)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Carl Russo	—	—	—
Kelyn Brannon	7/20/10	60,000	651,000
Roger Weingarth	7/20/10	90,000	976,500
Kevin Pope	7/20/10	30,000	325,500
Tony Banta	4/22/10	60,000	843,000
	7/20/10	30,000	325,500

(1)	Constitutes grants of RSUs which vest in equal installments on July 20, 2011, 2012, 2013 and 2014.

(2)	Amounts reflect the grant date fair value of RSUs granted, calculated in accordance with ASC Topic 718 for share-based payment transactions and exclude the impact of estimated forfeitures related to service based vesting conditions. For a discussion of the assumptions made in the valuations reflected in this column, see Note 13 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at December 31, 2010

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2010.

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock that Have Not Vested as of December 31, 2010 ($) (3)
Carl Russo	—	$—	—	329,066		$5,561,215
	—	—	—	840,000	(4)	14,196,000

Kelyn Brannon (5)	—	—	—	100,000		2,704,000
				60,000	(6)

Roger Weingarth	26,917	0.48	3/28/13	—		—
	160	0.66	10/15/13	—		—
	—	—	—	80,332		1,357,611
				90,000	(6)	1,521,000

Kevin Pope	—	—	—	60,000		1,014,000
				30,000	(6)	507,000

Tony Banta	—	—	—	33,270		562,263
				60,000	(7)	1,014,000
				30,000	(6)	507,000

(1)	All outstanding options held by NEOs were fully vested as of December 31, 2010.

(2)	Unless specified otherwise, each restricted stock unit will vest on the first day the trading window opens in the second quarter of 2011 and is expected to occur in May 2011.

(3)	Amounts calculated using a per share fair market value as of December 31, 2010 of $16.90, which was the closing trading price of a share of our common stock on that date.

(4)	Represents a grant to Mr. Russo which vests in equal installments on December 23, 2011, 2012 and 2013.

(5)	The vesting of 115,000 RSUs held by Ms. Brannon was accelerated on March 14, 2011 in accordance with the Separation Agreement and General Release of All Claims entered into between us and Ms. Brannon on March 7, 2011.

(6)	Represents grants which vest in equal installments on July 20, 2011, 2012, 2013 and 2014.

(7)	Represents a grant to Mr. Banta that vests in equal installments on April 22, 2011, 2012, 2013 and 2014.

Option Exercises and Stock Vested in 2010

None of our NEOs exercised stock options during 2010. The following table shows information regarding the vesting of stock awards during the year ended December 31, 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Carl Russo	—	—	609,067	$8,949,311
Kelyn Brannon	—	—	100,000	$1,285,000
Roger Weingarth	58,083	$733,312	80,333	$1,032,279
Kevin Pope	—	—	60,000	$771,000
Tony Banta	—	—	33,273	$427,558

Pension Benefits

None of our NEOs participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our NEOs participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Quantification of Termination-Based and Change in Control-Based Payments

Pursuant to Mr. Russo’s restricted stock unit agreement, entered into in connection with his grant of 1,120,000 RSUs in December 2009, such grant will fully vest and all restrictions on such shares shall lapse in the event of his termination without cause, as defined in his offer letter agreement. In addition, such grant will fully vest upon a change in control. RSUs granted to NEOs in our 2009 stock option exchange also fully vest upon a change in control. In addition, each of our NEOs is entitled to severance upon a termination without cause or a resignation for good reason pursuant to our CIC and Severance Plan. See the section above entitled “—Executive Compensation—Termination-Based and Change in Control-Based Compensation” for more information regarding the benefits provided under our CIC and Severance Plan. The table below sets forth the benefits payable to each of our NEOs upon a change in control or a termination of employment without cause or resignation for good reason apart from or in connection with a change in control.

Name	Severance Payment (1)	Bonus Payment (2)	Continued Healthcare (3)	Value of Accelerated Equity Awards (4)
Carl Russo	$52,000	$—	$21,675	$19,757,215
Kelyn Brannon	285,000	145,500	22,056	2,704,000
Roger Weingarth	305,000	152,500	22,056	2,878,611
Kevin Pope	125,000	50,000	8,538	1,521,800
Tony Banta	125,000	50,000	10,714	2,083,263

(1)	Amounts represent 12 months of base salary for the Chief Executive Officer or Executive Vice President and 6 months of base salary for Senior Vice Presidents.

(2)	Amounts represent 12 months of target bonus opportunity for the Chief Executive Officer or Executive Vice President and 6 months of target bonus opportunity for Senior Vice Presidents. In the event of a “change in control,” such amount would be pro-rated for the number of days employed during the fiscal year.

(3)	Amounts represent 12 months of premiums for continued healthcare coverage for the Chief Executive Officer or Executive Vice President and 6 months of continued healthcare coverage for Senior Vice Presidents.

(4)	Amounts calculated based on the aggregate fair market value of the common stock subject to RSUs outstanding as of December 31, 2010, which value was based on a fair market value of $16.90 per share. All outstanding stock options were vested as of December 31, 2010.

Separation Agreement

On March 7, 2011, we entered into a Separation Agreement and General Release of All Claims with Ms. Brannon (the “Separation Agreement”). Under the Separation Agreement, Ms. Brannon received compensation and benefits from us that are consistent with the terms of the CIC and Severance Plan, including the following:

•	a lump sum cash payment in the amount of $568,700 equal to the sum of 12 months of Ms. Brannon’s base salary as of the Separation Date plus Ms. Brannon’s 2010 and 2011 target bonus opportunities;

•

accelerated vesting of 115,000 RSUs having a value of $2,257,450 as of March 4, 2011, the date Ms. Brannon resigned, based upon a closing trading price of $19.63 as of that date; the number of RSUs accelerated constituted 12 months accelerated vesting of Ms. Brannon’s unvested equity awards; and

•	continuation of Ms. Brannon’s health coverage (medical, dental and vision) for 12 months having a value of approximately $22,056.

The Separation Agreement included certain nondisclosure and nondisparagement provisions as well as a general release of all claims against the Company as a condition to Ms. Brannon receiving any of the benefits of the Separation Agreement.

Limitation of Liability and Indemnification

Calix’s amended and restated certificate of incorporation contains provisions that limit the liability of Calix’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, Calix’s directors will not be personally liable to Calix or Calix’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to Calix or Calix’s stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Calix’s amended and restated certificate of incorporation and amended and restated bylaws provide that Calix is required to indemnify Calix’s directors and officers, in each case to the fullest extent permitted by Delaware law. Calix’s amended and restated bylaws also provide that Calix is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit Calix to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether Calix would otherwise be permitted to indemnify him or her under the provisions of Delaware law. Calix has entered into and expects to continue to enter into agreements to indemnify Calix’s directors, executive officers and other employees as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. Calix believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Calix also maintains directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in Calix’s amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against Calix’s directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against Calix’s directors and officers, even though an action, if successful, might benefit Calix and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that Calix pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Calix’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Calix has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of Calix’s directors, officers or employees for which indemnification is sought, and Calix is not aware of any threatened litigation that may result in claims for indemnification.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information as of December 31, 2010, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Restricted Stock Units (a)		Weighted- Average Exercise Price of Outstanding Options (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Stockholders (1)	4,160,380	(2)	$7.94	(3)	6,061,120	(4)
Equity Compensation Plans Not Approved by Stockholders	—		—		—
Total	4,160,380		$7.94		6,061,120

(1)	Includes the Company’s 1997 Long-Term and Incentive Stock Option Plan, 2000 Stock Plan, 2002 Stock Plan and 2010 Equity Incentive Award Plan.

(2)	Includes 3,425,767 shares of common stock subject to Restricted Stock Units that will entitle each holder the issuance of one share of common stock for each unit and 734,614 shares of common stock subject to stock options.

(3)	Calculated without taking into account 3,425,767 shares of common stock subject to outstanding RSUs that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(4)	Includes 1,000,000 shares available for future issuance under the 2010 Employee Stock Purchase Plan.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The compensation committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the compensation committee of the Board recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Michael Flynn, Chair Don Listwin

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that Calix specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee of the Board has reviewed and discussed with Calix’s management and Ernst & Young LLP the audited consolidated financial statements of Calix contained in Calix’s Annual Report on Form 10-K for the year ended December 31, 2010. The audit committee of the Board has also discussed with Ernst & Young LLP the matters required to be discussed by SAS No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee of the Board has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee of the Board concerning independence, and has discussed with Ernst & Young LLP’s independence.

Based on the review and discussions referred to above, the audit committee of the Board recommended to the Board that the audited consolidated financial statements be included in Calix’s Annual Report on Form 10-K for its year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee
Michael Everett, Chair Michael Flynn Adam Grosser

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions, during our last fiscal year, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, holders of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Series I Convertible Preferred Stock Dividends

In 2007, Calix issued and sold in a series of closings, an aggregate of 1,716,172 shares of Series I convertible preferred stock at a per share price of $24.84, for aggregate consideration of approximately $42.6 million. From the third quarter of 2007 until immediately prior to Calix’s initial public offering in March 2010, Calix paid quarterly and annual dividends to its Series I convertible preferred stockholders in the form of additional shares of Series I convertible preferred stock. The table below sets forth the number of shares of Series I convertible preferred stock issued or declared as dividends to Calix’s directors, executive officers and 5% stockholders and their affiliates in fiscal year 2010.

Name	Number of Shares of Series I Convertible Preferred Stock
Funds affiliated with Foundation Capital (1)(2)	25,556
Funds affiliated with TeleSoft Partners (3)	1,272
Carl Russo (4)	765
Don Listwin	1,275
Michael Marks (5)(6)	12,779

(1)	Adam Grosser is a member of Calix’s board of directors and was a general partner of Foundation Capital until October 2010.

(2)	Consists of 25,016 shares issued to Foundation Capital V, LP and 540 shares issued to Foundation Capital V Principals Fund, LLC.

(3)	Consists of 681 shares issued to TeleSoft Partners II SBIC, L.P., 555 shares issued to TeleSoft Partners II QP, L.P. and 36 shares issued to TeleSoft Partners II, L.P.

(4)	Consists of 765 shares issued to The Crescentico Trust, of which Mr. Russo is the trustee.

(5)	Michael Marks was a member of Calix’s board of directors from August 2009 to December 2010 and is a founding partner of Riverwood Capital LLC.

(6)	Consists of 12,779 shares issued or declared as dividends to Riverwood Capital LLC in March 2010.

Investors’ Rights Agreement

Calix is party to an amended and restated investors’ rights agreement which provides that the holders of common stock issuable upon conversion of Calix convertible preferred stock have the right to demand that Calix file a registration statement or request that their shares of common stock be covered by a registration statement that Calix is otherwise filing. The provisions of the amended and restated investors’ rights agreement, other than those relating to registration rights, terminated upon the completion of Calix’s initial public offering in March 2010.

Stock Option Grants

Calix has granted stock options to its executive officers and certain members of the Board. For a description of these options, see the sections titled “Compensation Discussion and Analysis—Grants of Plan-Based Awards in 2010” and “Director Compensation” elsewhere in this Proxy Statement.

Change in Control and Severance Plan

On July 20, 2010, Calix adopted the Calix, Inc. Change in Control and Severance Plan for the benefit of employees of the Company who hold the title of Chief Executive Officer, Executive Vice President or Senior Vice President that, among other things, entitles these executive officers to receive certain compensation and benefits from the Company. This plan replaced all existing employment agreements between the Company and the applicable executives that have to do with severance or change in control. For a description of this plan, see the section titled “Compensation Discussion and Analysis—Executive Compensation—Termination-Based and Change in Control-Based Compensation” elsewhere in this Proxy Statement.

Indemnification Agreements

Calix entered into indemnification agreements with each of its current directors, officers and some employees in connection with the company’s initial public offering in March 2010. See the section titled “Compensation Discussion and Analysis—Limitation of Liability and Indemnification” elsewhere in this Proxy Statement.

Appointment of Director in Connection with Occam Acquisition

Thomas Pardun, who is currently a director of Calix and is nominated for reelection at the Annual Meeting, was appointed to the Board on February 22, 2011 pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of September 16, 2010, by and among Calix, Ocean Sub I, Inc., a direct, wholly owned subsidiary of Calix, Ocean Sub II, LLC, a second direct, wholly owned subsidiary of Calix, and Occam, whereby Calix completed its acquisition of Occam on February 22, 2011. Mr. Pardun filled the vacancy on the Board created by the previous resignation of Michael Marks, a former director of Calix.

Other than as described above under this section titled “Certain Relationships and Related Transactions,” in the last fiscal year, Calix has not entered into any transactions, nor are there any currently proposed transactions, between Calix and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest. Calix believes the terms of the transactions described above were comparable to terms Calix could have obtained in arm’s length dealings with unrelated third parties.

Policies and Procedures for Related Party Transactions

Calix’s Board and audit committee have adopted a written related person transaction policy, that sets forth the policies and procedures for the review and approval or ratification of related person transactions that may be deemed “related person transactions” under the rules of the SEC. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which Calix was or is to be a participant, the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness or employment by Calix of a related person. For purposes of the policy, a “related person” is a director, officer, or greater than 5% beneficial owner of Calix’s stock and their immediate family members.

Calix recognizes that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Management presents to the audit committee of the Board each proposed related person transaction, including all relevant facts and circumstances, and the audit committee of the Board reviews the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, takes into account the conflicts of interest and corporate opportunity provisions of Calix’s code of business conduct and ethics, and either approves or disapproves the related person transaction. Any related person transaction may be consummated and shall continue only if the Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in the policy. No director may participate in approval of a related person transaction for which he or she is a related person. As required under rules issued by the SEC, transactions that are determined to be directly or indirectly material to Calix or a related person are or will be disclosed in Calix’s proxy statements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Calix stockholders will be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954 or (3) contact our Investor Relations department by telephone at (415) 445-3232. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, Calix will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

ANNUAL REPORTS

The fiscal year 2010 Annual Report to Stockholders, including our 2010 Annual Report on Form 10-K (which is not a part of our proxy soliciting materials), will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. Stockholders that received the Notice of Internet Availability can access this Proxy Statement and our fiscal year 2010 Annual Report at http://bnymellon.mobular.net/bnymellon/calx.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Calix stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

Requests for copies of our Annual Report to Stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, Calix, Inc., 1035 N. McDowell Boulevard, Petaluma, California 94954.

By Order of the Board of Directors

Michael Ashby

Chief Financial Officer and Secretary

April 11, 2011

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time on Wednesday, May 24, 2011.

INTERNET http://www.proxyvoting.com/calx Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site and follow the instructions.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call and follow the instructions.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
OR
MAIL Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

95959/96228	Fulfillment
95961/96234

▼  FOLD AND DETACH HERE  ▼

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES, “FOR” ITEMS 2 AND 4 AND FOR “ONE YEAR” ON ITEM 3.	Please mark your votes as indicated in this example	☒

The Board of Directors recommends that you vote “FOR ALL” Director nominees:
1.	ELECTION OF TWO CLASS I DIRECTORS for a term expiring at the 2014 annual meeting of stockholders.
	Nominees	FOR ALL	WITHHOLD FOR ALL	*FOR ALL WITH EXCEPTIONS
	01 Michael Matthews	☐	☐	☐
02 Thomas Pardun
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)
*Exceptions

The Board of Directors recommends that you vote FOR the following:
		FOR	AGAINST	ABSTAIN
2.	Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.	☐	☐	☐
The Board of Directors recommends that you vote FOR ONE YEAR for the following:
	1 year	2 years	3 years	Abstain

3.	Approval, on a non-binding advisory basis, of the frequency of holding future advisory votes on executive compensation. ☐	☐	☐	☐
The Board of Directors recommends that you vote FOR the following:

		FOR	AGAINST	ABSTAIN

4.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of Calix for the fiscal year ending December 31, 2011.	☐	☐	☐

		Mark Here for Address Change or Comments SEE REVERSE		☐

NOTE:

Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Signature	Date

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.proxyvoting.com/calx

▼  FOLD AND DETACH HERE  ▼

PROXY

CALIX, INC.

2011 Annual Meeting of Stockholders – May 25, 2011

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Carl Russo and Michael Ashby and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Calix, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2011 Meeting of Stockholders of the company to be held May 25, 2011 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

This proxy will be voted as directed, or if no direction is indicated, will be voted “for” the election of all director nominees, “for” Items 2 and 4 and for “one year” on Item 3.

Address Change/Comments (Mark the corresponding box on the reverse side)
BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	95959/96228	Fulfillment
95961/96234